Exhibit 10.11

Investment Contract

Party A: Guzhen County government

Party B: Anhui Renrenjia solar energy Co., Ltd.

1.	Project overview:
1)	Name of the Project: According to the name of the industrial and commercial registration
2)	Content of Project: Annual production of 100,000 sets of flat panel solar power water heater systems and air energy water heater systems
3)	Total Investment: 320 million Yuan, 230 million Yuan for fixed assets among it

2.	Land
4)	Location and area: the project is located in the Economic development zone of Guzhen County, the total area is 150 Mu.
5)	The use of land, nature and years: the land use for industrial only, transfer term is 50 years, industrial type is machinery manufacture.
6)	Obtain method: Party B obtains the land by tender, auction and listing procedures, the land transferring fee is no less than 56,000 Yuan per mu.
7)	Payment: Party B pays the land transferring fee according to the <contract of assignment of use right of state owned land>

3.	Project construction
8)	Construction period: 12 months. The construction has to start before April 31, 2014, and complete before April 31, 2015, and pass the acceptance check by the party appointed by Party A. But if Party A fails to transfer the land on time or delayed by administrative procedure, the construction period should postpone accordingly.
9)	Investment density: no less than 1.5 million Yuan per mu.
10)	Planning indicators: Party B should plan the construction according to the regulations, and promise all construction indicators will meet the guidance set by the Guzhen government. The building volume rate no less than 1.0
11)	Sales: Party B promises the annual taxable sales no less than 100 million Yuan after the completion and fully operation of the project.
12)	Arranged tax: After fully operation of the project and first complete fiscal year, achieve 7 million tax payable, after fully completion of the project, achieve tax paying 100,000 per mu.

4.	Project Company
13)	Within 10 days after signing this contract, Party B shall appoint representatives or entities to establish 3 project companies in the region where the project locate, the registration capital for each is 20 million Yuan.
14)	Party B promises that during the construction period, without writing consent of Party A, the project companies can not deduct the registration capital or transfer the shares of the companies or delist the companies.

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5.	Party A’s rights and obligations
15)	Party A is responsible for supervising the execution of this contract
16)	Assisting Party B for administrative procedures, such as projecting, energy assessment, environment assessment, commerce registration and tax registration, all costs related to these procedures will be paid by party B.
17)	Party shall protect Party B’s lawful rights and interests.
18)	Guzhen County government appointed County party committee office as the coordinator on this project to assist development zone administrative committee to carry out the obligations for both parties.
19)	Other agreements
a)	When Party A put the land on listing, 150 mu of land will be divided into three equally pieces, and list separately, the three companies will pick its own. Within 7 days after the company paid its picking taxes, Party A is responsible to conduct the land use certification for Party B.
b)	Party B can plan for office building and public facilities on the land, but the overall area of these facilities can not exceed 7% of the total land area of the project.

6.	Party B’s rights and obligations
20)	Party B shall complete the construction of the project and acceptance check according to the contract.
21)	After the fully operation of the project, sales and tax contribution should meet the requirements of the contract.
22)	Party B shall conduct all related approval procedures in order to insure the project accord with environmental protection, safety production, fire control, air defense, energy consumption, earthquake, meteorology and traffic standards requested by the government.
23)	Party B accepts the supervision by Party A for all obligations related to this contract.
24)	Other agreements: within 7 days after signing this contract, Party B shall pay 500,000 Yuan cash deposit into the designated account appointed by Party A, after the completion of the project, Party A shall return the cash deposit to Party B.

7.	Preferential policies
25)	Preferential policies agreed by both parties
a)	Party B shall enjoy the preferential policies listed on <Regulations regarding promote investments from outer regions>
b)	The 150 mu of land will list separately, the first 90 mu will complete the listing process within 4 months after the official start of construction, the remaining 60 mu will complete the listing process within 10 months from the start of construction.
c)	Within 20 days after Party B complete the land pick of the first 90 mu of land, Party A shall compensate the Party B with 4.1 million Yuan to support its development. Within 20 days after Party B complete the land pick of the remaining 60 mu of land, Party A shall compensate 2.8 million Yuan to support its development.

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d)	100% of the County retain portion of taxes will give back to Party B to support its development for the first three years starting from the first fiscal year that Party B realize taxes. 50% of the County retain portion of taxes will give back to Party B to support its development for 4 years after the first three years.
e)	Among the projects that invested by the government, if the government projects demand the same products, at same price, same quality standard and under the lawful bidding process, the government shall select the products provided by Party B.
f)	Agreed upon by both parties, Party B shall not to enjoy the preferential policies regarding land use and taxation listed in the <Regulations regarding promote investments from outer regions>.
26)	If the state government adjust the financial policy that affect the preferential policies mentioned in this contract, both parties shall negotiate new preferential policies based on the new policies issued by the State government.

8.	Layout adjustment
27)	Party B realizes the regulations about the overall industrial land layout plan of the Guzhen County, and accepts the adjustments if the government decides to change the layout plan.
28)	If the project interference with the overall development zone land layout and nearby towns land layout, both parties shall terminate this contract.

9.	Liabilities for breach the contract
29)	If party A violates this contract by not hand over the land on time, Party A shall pay all the damage cost to Party B.
30)	If party B violates this contract, Party A shall prosecute Party B for liabilities of breach the contract.
31)	If Party B violates one of the following clauses, Party A has the right to cancel partial or all the preferential policies enjoyed by Party B, take back the land or terminate the contract and pursue liabilities of Party B.
a)	Party B violates the construction time and schedule;
b)	Party B violates the planning standards;
c)	The total investment amount is not reached;
d)	The total sales amount is not reached;
e)	The total taxes collectable amount is not reached.
32)	If party B changes the use of land without government authorization, Party A has the right to terminate this contract.
33)	If party B transfers the project to other entities without written consent by Party A, party A has the right to terminate the contract.

10.	Disclaim of rights and transfer
34)	Once the contract is signed, either party can not transfer the rights and obligations to others without written consent.

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11.	Force Majeure
35)	If force majeure happens, either party shall submit the report to explain the situation and show the certification of majeure from related departments.

12.	Changes
36)	If the State government changes the overall industrial policies, both parties has the right to terminate the contract without liability of breach.

13.	Location of signing place
37)	The contract shall be sign in Guzhen County.

14.	Apply the law
38)	This contract is applicable to the laws and regulations of the People’s Republic of China.

15.	Confidential agreement
39)	Both parties shall obey the confidential obligation to all the materials, documentations and terms mentioned in this contract.

16.	Settlement of disputes
40)	During the term of this contract, both parties shall negotiate the disputes that occurred. Or the disputes can be settled in following ways:
a)	Apply for arbitration to Bengbu arbitration committee;
b)	Bring the lawsuit to the People’s court.

17.	Others
41)	Other matters not mentioned in this contract, both parties shall sign supplemental agreement.
42)	This contract contains 7 pages.
43)	All clauses in this contract may need to attach to the <State own land transfer agreement>.
44)	This contract goes into effect after signed and stamped by both parties, and after Party B paid the cash deposit according to the agreement.
45)	These are 6 copies of this contract, 2 copies for both parties, rest are for administrative use.

Party A	Party B

Signature	Signature

Date: 10/04/2014	Date: 10/04/2014

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